Exhibit 99

For Immediate Release

LOCKHEED MARTIN ANNOUNCES OFFER TO EXCHANGE OUTSTANDING DEBT

SECURITIES FOR NEW NOTES AND CASH

BETHESDA, Md., April 26, 2010 – Lockheed Martin Corporation (NYSE: LMT) today announced the commencement of an offer to exchange any and all of its outstanding debt securities listed in the table below (the “old notes”) for a new series of 5.72% notes due 2040 (the “new notes”) and, in the case of the 7.20% Debentures due 2036, an additional cash amount (the “exchange offer”).

CUSIP	Common Code	Series	Maturity Date of Old Notes	Aggregate Principal Amount Outstanding
539830AE9	015938960	7.65% Debentures due 2016	5/1/16	$600,000,000
539830AF6	021068888	7.75% Debentures due 2026	5/1/26	$423,015,000
539830AK5	010477387	8.50% Debentures due 2029	12/1/29	$316,347,000
539830AD1	034633070	7.20% Debentures due 2036	5/1/36	$300,000,000

The exchange offer is being conducted upon the terms and subject to the conditions set forth in the Offering Memorandum dated April 26, 2010 and the related letter of transmittal (the “offering documents”). The exchange offer is only made, and copies of the offering documents will only be made available, to holders of the old notes who have certified to Lockheed Martin in an eligibility letter as to certain matters, including (1) their status as “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (2) outside the United States, their status as non-U.S. persons as defined in Regulation S under the Securities Act. Copies of the eligibility letter are available to holders of the old notes through the information agent, Global Bondholder Services Corporation, at (866) 387-1500 (toll free) or (212) 925-1630 (collect).

The total exchange consideration to be received by tendering holders of each series of the old notes in the exchange offer will consist of (i) for each $1,000 principal amount of outstanding old notes tendered and accepted, a specified principal amount of new notes for the series of old notes tendered and accepted (and in the case of the 7.20% Debentures due 2036, an additional cash amount), and (ii) an early participation payment payable in additional principal amount of new notes only to holders who tender their old notes on or prior to 5:00 p.m., New York City time, on May 7, 2010, subject to extension (referred to as the “early participation date”).

The exchange offer will expire at 12:00 midnight, New York City time, at the end of the day on May 21, 2010, unless extended or terminated. Tenders of old notes in the exchange offer may be validly withdrawn at any time prior to the early participation date of the exchange offer, but will thereafter be irrevocable, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Lockheed Martin). Tenders submitted in the exchange offer after the early participation date of the exchange offer will be irrevocable except in the limited circumstances referred to in the preceding sentence.

The exchange offer is subject to certain conditions, including the condition that Lockheed Martin receive valid tenders, not validly withdrawn, of enough old notes so that at least $250,000,000 aggregate principal amount of the new notes are issued in exchange for the old notes.

The new notes have not been registered under the Securities Act or any state securities laws. Therefore, the new notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

# # #

Investor Contact:

Jerry Kircher, Vice President, Investor Relations, 301-897-6584; email, jerry.f.kircher@lmco.com

Shamala N. Littlefield, Director, Investor Relations, 301-897-6455; email, shamala.littlefield@lmco.com

Media Contact:

Jeff Adams, 301-897-6308; email, jeffery.adams@lmco.com

This press release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.